  Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in the Registration Statement of Fincera Inc. on Form S-8 (File No. 333-170786), Form S-8 (File No. 333-218291) and Form S-8 (File No. 333-220943) of our report dated April 30, 2018, with respect to our audits of the consolidated financial statements of Fincera Inc. as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 and our report dated April 30, 2018 with respect to our audit of the effectiveness of internal control over financial reporting of Fincera Inc. as of December 31, 2017, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in 2013, which reports are included in this Annual Report on Form 20-F of Fincera Inc. for the year ended December 31, 2017.

/s/Marcum Bernstein & Pinchuk llp

Marcum Bernstein & Pinchuk llp
New York, New York
April 30, 2018

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